Immediate Release
Contact: Ken Lamb
248.754.0884

BORGWARNER REPORTS THIRD QUARTER 2015 U.S. GAAP NET EARNINGS OF $0.70 PER DILUTED SHARE, OR $0.73 PER DILUTED SHARE EXCLUDING NON-COMPARABLE ITEMS

ADJUSTS FULL YEAR NET SALES AND NET EARNINGS GUIDANCE

Auburn Hills, Michigan, October 29, 2015 – BorgWarner Inc. (NYSE: BWA) today reported third quarter results.

Third Quarter Highlights:

•	U.S. GAAP net sales of $1,884 million, down 7% compared with third quarter 2014.

◦	Excluding the impact of foreign currencies, net sales were up 3% compared with third quarter 2014.

•	U.S. GAAP net earnings of $0.70 per diluted share.

◦
Excluding the $(0.04) per diluted share impact of restructuring, the $(0.02) per diluted share impact of M&A expense and the $0.02 per diluted share impact of tax adjustments, net earnings were $0.73 per diluted share.

•	U.S. GAAP operating income of $237 million.

◦
Excluding the $9 million pretax impact of restructuring expense and the $4 million pretax impact of M&A expense, operating income was $250 million, or 13.3% of net sales, up from 12.5% in third quarter 2014.

2015 Guidance: The company has adjusted its 2015 full year guidance. Net sales growth is now expected to be within a range of -6.0% to -5.0% compared with 2014. Excluding the impact of foreign currencies, net sales growth is expected to be approximately 4.5%. Net earnings per share, excluding non-comparable items, is expected to be within a range of $2.95 to $3.00 per diluted share. Operating income, as a percentage of net sales, excluding non-comparable items, is expected to be approximately 13%.

Financial Results: Net sales were $1,884 million in third quarter 2015, down 7% from $2,032 million in third quarter 2014. Net earnings in the quarter were $157 million, or $0.70 per diluted share, compared with $167 million, or $0.73 per diluted share, in third quarter 2014. Third quarter 2015 net earnings included net non-comparable items of $(0.03) per diluted share. Third quarter 2014 net earnings included non-comparable items of $(0.06) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the company for comparison with other results, and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $214 million and decreased net earnings by approximately $0.08 per diluted share in third quarter 2015 compared with third quarter 2014.

Net sales were $5,900 million for the first nine months of 2015, down 7% from $6,313 million in the first nine months of 2014. Net earnings in the first nine months of 2015 were $484 million, or $2.14 per diluted share, compared with $516 million, or $2.25 per diluted share, in the first nine months of 2014. Net earnings in the first nine months of 2015 included net non-comparable items of $(0.12) per diluted share. Net earnings in the first nine months of 2014 included non-comparable items of $(0.25) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the company for comparison with other results, and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $684 million and decreased net earnings by approximately $0.26 per diluted share in the first nine months of 2015 compared with the first nine months of 2014.
The following table reconciles the company's non-U.S. GAAP measures included in the press release, which are provided for comparison with other results, and the most directly comparable U.S. GAAP measures:

Net earnings per diluted share	Third Quarter			First Nine Months
	2015		2014	2015	2014

Non – U.S. GAAP	$0.73		$0.79	$2.26	$2.50

Reconciliations:
Restructuring expense	(0.04)		(0.05)	(0.16)	(0.24)
Merger and acquisition expense	(0.02)		—	(0.02)	—
Gain on previously held equity interest	—		—	0.05	—
Pension settlement	—		(0.01)	—	(0.01)
Tax adjustments	0.02		—	0.01	—

U.S. GAAP	$0.70	*	$0.73	$2.14	$2.25

*Column does not add due to rounding

Net cash provided by operating activities was $470 million in the first nine months of 2015 compared with $546 million in first nine months of 2014. Investments in capital expenditures, including tooling outlays, totaled $419 million in the first nine months of 2015, compared with $398 million in the first nine months of 2014. Balance sheet debt increased by $469 million and cash increased by $236 million at the end of third quarter 2015 compared with the end of 2014. The company's net debt to net capital ratio was 17.0% at the end of third quarter 2015 compared with 12.8% at the end of 2014.

Engine Segment Results: Engine segment net sales were $1,309 million in third quarter 2015 compared with $1,412 million in third quarter 2014. Excluding the impact of foreign currencies, primarily the Euro, net sales were up 4% from the prior year's quarter. Adjusted earnings before interest, income taxes and non-controlling interest ("Adjusted EBIT") were $212 million in third quarter 2015, down 5% from $223 million in third quarter 2014. Excluding the impact of foreign currencies, Adjusted EBIT was $233 million, up 4% from third quarter 2014.

Drivetrain Segment Results: Drivetrain segment net sales were $584 million in third quarter 2015 compared with $627 million in third quarter 2014. Excluding the impact of foreign currencies, primarily the Euro, net sales were up 2% from the prior year’s quarter. Adjusted EBIT was $70 million in third quarter 2015, up 3% from $68 million in third quarter 2014. Excluding the impact of foreign currencies, Adjusted EBIT was $76 million, up 12% from third quarter 2014.

Recent Highlights:

•
BorgWarner produces S-Series turbochargers for Mercedes-Benz Actros heavy-duty trucks powered by its new engine, now produced in Brazil. BorgWarner received a 2014 Mercedes-Benz Brazil Supplier Award in the Innovation Technology category for its successful turbocharger launch for the new Mercedes-Benz Euro V engine families in South America.

•
BorgWarner celebrated its plant opening in Oroszlány, Hungary, on July 28, 2015. The wholly-owned campus provides production capacity for advanced all-wheel drive (AWD) solutions such as transfer cases, feeder pumps, valves and AWD couplings for global automakers.

•
BorgWarner produces 2-speed Torque-On-Demand® transfer cases for the recently launched Foton Motor’s Sauvana SUV. BorgWarner's Torque-On-Demand technology automatically redistributes torque from the rear wheels to the front wheels without driver intervention for improved traction, increased stability and enhanced dynamics.

•
BorgWarner received a 2015 General Motors Supplier IMPACT Award for demonstrating top performance in the Diversity Spend Percentage to Goal category and excelling in the Significantly Improved category. General Motors' annual Supplier IMPACT meeting highlighted strategic Tier 1 suppliers that have made a strong impact on their company’s supply chain with certified, diverse suppliers. BorgWarner ranked as one of General Motors' Top 20 Tier 1 suppliers for 2014.

•
BorgWarner received a 2014 World Excellence Award in the Aligned Business Framework category for exemplifying the Ford Motor Company’s principles of quality, value and innovation. During the 17th annual awards ceremony, Ford also presented BorgWarner’s facility in Rzeszów, Poland, with a Gold Award for consistently demonstrating superior quality, delivery and cost performance, ranking it in the top 5 percent of qualifying suppliers.

•
BorgWarner supplies silent engine timing chains for a wide variety of Yamaha vehicles, including motorcycles, snowmobiles, all-terrain vehicles, recreational off-highway vehicles and personal watercrafts. BorgWarner’s silent engine timing chains deliver low noise and proven durability.

Recent Highlights (continued):

•
BorgWarner supplies Eco-Launch™ stop/start accumulator technology and multi-segment wet friction plates for the new 8-speed rear-wheel drive automatic transmission (8L45) from General Motors. To enable the transmission’s stop/start functionality, BorgWarner’s Eco-Launch hydraulic accumulator and solenoid valve provide rapid, quiet and smooth engagements during engine restarts. BorgWarner’s advanced friction plate technology reduces drag and enhances shift feel. Improving fuel economy up to 5 percent compared with similar 6-speed automatic transmissions, the 8L45 transmission will debut on the 2016 Cadillac CT6 and will also drive the 2016 Cadillac CTS and ATS.

•
BorgWarner produces its mini direct-acting variable force solenoid (VFS) for the 2016 Chevrolet Volt, Chevrolet Malibu hybrid and Cadillac ELR as well as future General Motors (GM) vehicle applications powered by the same transmission. Designed to deliver increased accuracy with significantly lower leakage, the advanced solenoid reduces parasitic losses from the transmission oil pump, saving battery power to propel the vehicle.

At 9:30 a.m. ET today, a brief conference call concerning 2015 third quarter results will be webcast at: http://www.borgwarner.com/en/Investors/default.aspx.

BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for powertrains around the world. Operating manufacturing and technical facilities in 57 locations in 18 countries, the company delivers innovative powertrain solutions to improve fuel economy, reduce emissions and enhance performance. For more information, please visit borgwarner.com.

# # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,”  “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements.  Such risks and uncertainties include: the failure to complete or receive the anticipated benefits from BorgWarner’s acquisition of Remy International Inc. ("Remy"), the possibility that the parties may be unable to successfully integrate Remy’s operations with those of BorgWarner, that such integration may be more difficult, time-consuming or costly than expected, revenues following the transaction may be lower than expected, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, or suppliers) may be greater than expected following the transaction; the retention of key employees at Remy may not be achieved, the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, the failure to obtain Remy stockholder approval in a timely manner or otherwise, fluctuations in domestic or foreign vehicle production, the continued use by original equipment manufacturers of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, as well as other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$1,884.0	$2,032.1	$5,900.1	$6,313.2
Cost of sales	1,485.8	1,607.6	4,643.9	4,970.1
Gross profit	398.2	424.5	1,256.2	1,343.1

Selling, general and administrative expenses	148.0	174.5	483.6	529.5
Other expense, net	13.1	12.3	33.4	62.1
Operating income	237.1	237.7	739.2	751.5

Equity in affiliates’ earnings, net of tax	(8.7)	(14.8)	(28.3)	(35.8)
Interest income	(2.0)	(1.4)	(5.3)	(4.3)
Interest expense and finance charges	15.0	9.0	42.6	26.2
Earnings before income taxes and noncontrolling interest	232.8	244.9	730.2	765.4

Provision for income taxes	66.9	71.9	219.2	225.3
Net earnings	165.9	173.0	511.0	540.1

Net earnings attributable to the noncontrolling interest, net of tax	8.5	6.4	26.6	24.2
Net earnings attributable to BorgWarner Inc.	$157.4	$166.6	$484.4	$515.9

Earnings per share — diluted	$0.70	$0.73	$2.14	$2.25

Weighted average shares outstanding — diluted	225.991	228.668	226.565	229.222

Supplemental Information (Unaudited)
(millions of dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Capital expenditures, including tooling outlays	$133.8	$140.6	$418.8	$397.9

Depreciation and amortization:
Fixed assets and tooling	$74.0	$74.9	$223.3	$226.3
Intangible assets and other	4.3	6.9	13.0	20.7
	$78.3	$81.8	$236.3	$247.0

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(millions of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Engine	$1,308.9	$1,412.4	$4,102.8	$4,322.0
Drivetrain	583.7	627.0	1,821.8	2,016.4
Inter-segment eliminations	(8.6)	(7.3)	(24.5)	(25.2)
Net sales	$1,884.0	$2,032.1	$5,900.1	$6,313.2

Adjusted Earnings Before Interest, Income Taxes and Noncontrolling Interest ("Adjusted EBIT") (Unaudited)
(millions of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Engine	$211.9	$222.6	$670.3	$696.0
Drivetrain	70.3	68.0	213.4	237.6
Adjusted EBIT	282.2	290.6	883.7	933.6
Restructuring expense	9.3	13.1	41.3	67.6
Merger and acquisition expense	3.9	—	3.9	—
Gain on previously held equity interest	—	—	(10.8)	—
Pension settlement	—	2.7	—	2.7
Corporate, including equity in affiliates' earnings and stock-based compensation	23.2	22.3	81.8	76.0
Interest income	(2.0)	(1.4)	(5.3)	(4.3)
Interest expense and finance charges	15.0	9.0	42.6	26.2
Earnings before income taxes and noncontrolling interest	232.8	244.9	730.2	765.4
Provision for income taxes	66.9	71.9	219.2	225.3
Net earnings	165.9	173.0	511.0	540.1
Net earnings attributable to the noncontrolling interest, net of tax	8.5	6.4	26.6	24.2
Net earnings attributable to BorgWarner Inc.	$157.4	$166.6	$484.4	$515.9

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

	September 30, 2015	December 31, 2014
Assets

Cash	$1,033.3	$797.8
Receivables, net	1,551.5	1,443.5
Inventories, net	523.1	505.7
Other current assets	193.1	223.8
Total current assets	3,301.0	2,970.8

Property, plant and equipment, net	2,185.2	2,093.9
Other non-current assets	2,200.9	2,163.3
Total assets	$7,687.1	$7,228.0

Liabilities and Equity

Notes payable and other short-term debt	$74.6	$623.7
Accounts payable and accrued expenses	1,436.6	1,530.3
Income taxes payable	28.6	14.2
Total current liabilities	1,539.8	2,168.2

Long-term debt	1,734.5	716.3
Other non-current liabilities	624.9	652.6

Total BorgWarner Inc. stockholders’ equity	3,717.0	3,616.2
Noncontrolling interest	70.9	74.7
Total equity	3,787.9	3,690.9
Total liabilities and equity	$7,687.1	$7,228.0

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(millions of dollars)

	Nine Months Ended September 30,
	2015	2014
Operating
Net earnings	$511.0	$540.1
Non-cash charges (credits) to operations:
Depreciation and amortization	236.3	247.0
Restructuring expense, net of cash paid	19.9	44.2
Gain on previously held equity interest	(10.8)	—
Deferred income tax provision	26.8	44.8
Other non-cash items	21.7	13.8
Net earnings adjusted for non-cash charges to operations	804.9	889.9
Changes in assets and liabilities	(334.7)	(343.7)
Net cash provided by operating activities	470.2	546.2

Investing
Capital expenditures, including tooling outlays	(418.8)	(397.9)
Payments for businesses acquired, net of cash acquired	(12.6)	(106.4)
Proceeds from asset disposals and other	3.4	3.2
Net cash used in investing activities	(428.0)	(501.1)

Financing
Net (decrease) increase in notes payable	(531.0)	369.9
Additions to long-term debt, net of debt issuance costs	1,027.5	107.8
Repayments of long-term debt, including current portion	(22.4)	(422.7)
Payments for purchase of treasury stock	(130.3)	(90.0)
Proceeds from stock options exercised, including the tax benefit	15.1	16.2
Taxes paid on employees' restricted stock award vestings	(13.1)	(23.5)
Dividends paid to BorgWarner stockholders	(87.9)	(86.8)
Dividends paid to noncontrolling stockholders	(18.4)	(20.4)
Net cash provided by (used in) financing activities	239.5	(149.5)

Effect of exchange rate changes on cash	(46.2)	(52.3)

Net increase (decrease) in cash	235.5	(156.7)

Cash at beginning of year	797.8	939.5
Cash at end of period	$1,033.3	$782.8